                                                                     EXHIBIT 5.1

               GROSS, KLEINHENDLER, HODAK, HALEVY, GREENBERG & CO.

                                 January 3, 2006

Elbit Medical Imaging Ltd.
13 Mozes Street, Tel-Aviv 67442
Israel

Ladies and Gentlemen:

We have acted as counsel to Elbit Medical Imaging Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with its filing of a registration statement on Form S-8 (the "Registration Statement")
being filed with the United States Securities and Exchange Commission under the
Securities Act of 1933, relating to the registration of 42,400 of the Company's ordinary shares, par value NIS 1.0 per share, that may from time to time after the date hereof be issued by the Company under its 2001 Incentive Plan to
Employees and Officers (the "Plan").

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Articles of Association, (ii) the Plan
and (iii) resolutions of the Company's Board of Directors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of
Israel and the opinion expressed herein is expressly limited to the laws of the
State of Israel.

On the basis of the foregoing, we are of the opinion that the 42,400 ordinary shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable under Israeli law.

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
    ---------------------------------------------------
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.